                                     SCHEDULE 14A
                                    (RULE 14A-101)

                        INFORMATION REQUIRED IN PROXY STATEMENT

                               SCHEDULE 14A INFORMATION
              PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                        EXCHANGE ACT OF 1934 (AMENDMENT NO. 4)

    Filed by the Registrant /X/

    Filed by a Party other than the Registrant / /

    Check the appropriate box:

    /X/  Preliminary Proxy Statement                     / /  Confidential, for
                                                         Use of the Commission
    / /  Definitive Proxy Statement                      Only (as permitted by
                                                         Rule 14a-6(e)(2))
    / /  Definitive Additional Materials

    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule
        14a-12

                              NOONEY INCOME FUND LTD. II, L.P.
     --------------------------------------------------------------------------
                   (Name of Registrant as Specified in Its Charter)

                              NOONEY INCOME FUND LTD. II, L.P.
     --------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    / /      $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1),
             or 14a-6(j)(2) or Item 22(a)(2) of Schedule 14A.

    / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    /X/      Fee computed on table below per Exchange Act Rules 14a-
             6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:
                             LIMITED PARTNERSHIP INTERESTS
------------------------------------------------------------------------------
    (2)  Aggregate number of securities to which transactions applies:
                   19,221 UNITS OF LIMITED PARTNERSHIP INTERESTS
------------------------------------------------------------------------------
    (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                  $7,190,000
------------------------------------------------------------------------------
    (4)  Proposed maximum aggregate value of transaction:
                                  $7,190,000
------------------------------------------------------------------------------
    (5)  Total fee paid:
                                   $1,438
------------------------------------------------------------------------------
    /X/  Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1)  Amount Previously Paid:

------------------------------------------------------------------------------
    (2)  Form, Schedule or Registration Statement No.:

------------------------------------------------------------------------------
    (3)  Filing Party:

------------------------------------------------------------------------------
    (4)  Date Filed:

------------------------------------------------------------------------------

                          PRELIMINARY COPY



                                                               NOONEY
                                                         -----------
                                                          INCOME    II
                                                          FUND LTD.
                                                         -----------

August 10, 1995


Dear Limited Partner:

    The enclosed materials solicit your consent on a proposed amendment to the Amended and Restated Agreement of Limited Partnership of Nooney Income Fund Ltd. II, L.P. to enable the Partnership to purchase certain interests in three properties in which the Partnership currently owns the remaining interests. The interests proposed to be acquired are: (i) a 50% interest in Countryside Executive Center, of which the Partnership currently owns the remaining 50%, (ii) a 55% interest in NorthCreek Office Park, of which the Partnership currently owns the remaining 45%, and (iii) a 55% interest in Wards Corner Business Center, of which the Partnership currently owns the remaining 45%. Following the acquisition, the Partnership will own 100% of such properties. The property interests are proposed to be acquired from St. Louis Investment Properties, Inc., a subsidiary of The Boatmen's National Bank of St. Louis, which acquired the interests from Nooney Income Fund Ltd. III, L.P. The Partnership intends to borrow $7,190,000 (representing 100% of the purchase price) from Boatmen's and to grant the bank a first mortgage on the properties to secure payment of the loan. The Partnership Agreement currently prohibits the Partnership from borrowing money, on a secured or unsecured basis, in connection with the acquisition of property. Thus, the proposed acquisition requires an amendment to the Partnership Agreement, which requires the consent of the Limited Partners.

    The proposed amendment and acquisition are described in more detail in the Consent Statement accompanying this letter, which you are encouraged to read carefully. IN PARTICULAR, CERTAIN RISKS ASSOCIATED WITH THE TRANSACTION AND CERTAIN INTERESTS OF AFFILIATES OF THE PARTNERSHIP IN THE TRANSACTION ARE DESCRIBED IN THE CONSENT STATEMENT UNDER THE CAPTIONS "SPECIAL FACTORS-RISKS ASSOCIATED WITH THE TRANSACTION" AND "-INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION."

    Your consent to the proposed amendment is being solicited on behalf of the Partnership by the General Partners. The General Partners believe the acquisition of the property interests is in the best interests of the Partnership and therefore recommend that you consent to the amendment to the Partnership Agreement.

Sincerely,
NOONEY INCOME FUND LTD. II, L.P.


Gregory J. Nooney, Jr.
General Partner

Nooney Income Investments Two, Inc.
General Partner


By:
     Gregory J. Nooney, Jr.
     Chairman of the Board and
     Chief Executive Officer

                                  CONSENT STATEMENT
                           NOONEY INCOME FUND LTD. II, L.P.

                                   TABLE OF CONTENTS

                                                                                   PAGE
                                                                                   ----
SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
    Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
    Reasons for the Transaction . . . . . . . . . . . . . . . . . . . . . . . . . .   2
    Risks Associated with the Transaction . . . . . . . . . . . . . . . . . . . . .   3
       Leverage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
       Possible Decline in the Value of the Properties. . . . . . . . . . . . . . .   3
    Interests of Certain Persons in the Transaction . . . . . . . . . . . . . . . .   3

SPECIAL FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
    Background. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
       The Partnership. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
       The Transaction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
    Proposed Amendment to the Partnership Agreement . . . . . . . . . . . . . . . .   6
    Reasons for the Transaction . . . . . . . . . . . . . . . . . . . . . . . . . .   6
    Risks Associated with the Transaction . . . . . . . . . . . . . . . . . . . . .   8
       Leverage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
       Possible Decline in the Value of the Properties. . . . . . . . . . . . . . .   9
    Description of the Acquisition Properties . . . . . . . . . . . . . . . . . . .  10
       Countryside Executive Center . . . . . . . . . . . . . . . . . . . . . . . .  10
       NorthCreek Office Park . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
       Wards Corner Business Center . . . . . . . . . . . . . . . . . . . . . . . .  11
       Certain Lease, Rental and Financial Information. . . . . . . . . . . . . . .  12
       Certain Tax and Depreciation Information . . . . . . . . . . . . . . . . . .  14
    Terms of the Transaction. . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
       Summary of the Terms of the Acquisition. . . . . . . . . . . . . . . . . . .  15
       Summary of the Terms of the Financing. . . . . . . . . . . . . . . . . . . .  15
    Interests of Certain Persons in the Transaction . . . . . . . . . . . . . . . .  17
    Recommendations of the General Partners . . . . . . . . . . . . . . . . . . . .  17
    Appraisals of the Acquisition Properties. . . . . . . . . . . . . . . . . . . .  18
       General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
       Valuation Analysis . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
       Possible Decline in the Market Value of the Acquisition
             Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
       Compensation; Other Relationships. . . . . . . . . . . . . . . . . . . . . .  19
    Lack of Appraisal Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
    Pro Forma Consolidated Balance Sheet March 31, 1995 . . . . . . . . . . . . . .  21
    Pro Forma Consolidated Statement of Operations Three Months
       Ended March 31, 1995 . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
    Pro Forma Consolidated Statement of Operations Year Ended
       December 31, 1994. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
    Independent Auditors' Report. . . . . . . . . . . . . . . . . . . . . . . . . .  29
    Combined Historical Summaries of Revenues and Certain
       Expenses of the Acquisition Properties For the Three
       Months Ended March 31, 1995. . . . . . . . . . . . . . . . . . . . . . . . .  30
    Combined Historical Summaries of Revenues and Certain
       Expenses of the Acquisition Properties For the Year Ended
       December 31, 1994. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
    Estimated Pro Forma Statement of Tax Operating Loss and of
       Cash Provided by Operations of the Acquisition Interests
       for the Twelve Months Ended March 31, 1995 . . . . . . . . . . . . . . . . .  34

                                    i

CERTAIN FEDERAL INCOME TAX CONSEQUENCES . . . . . . . . . . . . . . . . . . . . . .  37

BUSINESS, MANAGEMENT AND SECURITY OWNERSHIP OF THE
    PARTNERSHIP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
    Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
    Management. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
    Security Ownership of Certain Beneficial Owners and
       Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

OTHER MATTERS WITH RESPECT TO THE CONSENT SOLICITATION. . . . . . . . . . . . . . .  40
    Voting Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
    Revocability of Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
    Vote Required to Approve the Proposal . . . . . . . . . . . . . . . . . . . . .  40
    Solicitation of Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

                                      SUMMARY

PURPOSE


    This consent solicitation is being mailed to the holders of limited partnership interests (the "Limited Partners") in Nooney Income Fund Ltd. II, L.P., a Missouri limited partnership (the "Partnership"), on or about August 10, 1995 in connection with the solicitation of the consent of the Limited Partners to the adoption of the following proposal (the "Proposal"):


    To amend Section 5.1D(iii) of the Partnership's Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") to permit the Partnership to purchase interests in three properties (Countryside Executive Center ("Countryside"), NorthCreek Office Park ("NorthCreek") and Wards Corner Business Center ("Wards Corner")) and, in connection with such acquisition, to borrow money and grant a mortgage on such properties.

    The property interests proposed to be acquired are: (i) a 50% interest in Countryside, of which the Partnership currently owns 50%, (ii) a 55% interest in NorthCreek, of which the Partnership currently owns 45%, and (iii) a 55% interest in Wards Corner, of which the Partnership currently owns 45% (the properties are hereinafter collectively referred to as the "Acquisition Properties" and the interests proposed to be purchased in the Acquisition Properties are hereinafter collectively referred to as the "Acquisition Interests"). Following the purchase, the Partnership will own 100% of the Acquisition Properties. The Acquisition Interests are to be acquired from St. Louis Investment Properties, Inc. ("SLIP"), a subsidiary of The Boatmen's National Bank of St. Louis ("Boatmen's"), which acquired the interests from Nooney Income Fund Ltd. III, L.P. ("NIF III"). NIF III is a former affiliate of the Partnership and is no longer in existence. The Partnership intends to borrow $7,190,000 (representing 100% of the purchase price of the Acquisition Interests) from Boatmen's and to grant Boatmen's a first mortgage on the Acquisition Properties to secure payment of the loan. (The acquisition and financing are hereinafter collectively referred to as the "Transaction"). Section 5.1D(iii) of the Partnership Agreement currently provides that "the Partnership shall not in connection with the acquisition of its Properties borrow money unsecured or secured by any asset of the Partnership pursuant to a mortgage or deed of trust." Thus, the Transaction requires an amendment to the Partnership Agreement, which requires the consent of the Limited Partners.

    The purchase price of the Acquisition Interests was based on the appraised values of the Acquisition Properties (as of December 29, 1993 for NorthCreek and Wards Corner and January 4, 1994 for Countryside) as determined by independent appraisals (the "December 1993 Appraisals"), which are based on an analysis of comparable market sales, the cost of the properties, the income capitalization of the properties and the discounted cash flow of the properties. While the transaction with SLIP is based upon the December 1993 Appraisals, the General Partners, in accordance with the Partnership Agreement, had the properties reappraised on January 9, 1995 (the "January 1995 Appraisals"). These appraisals indicate that the value of the Acquisition Interests as stated in the January 1995 Appraisals was $7,450,000, an increase of 3.6% over the December 1993 Appraisals. See "SPECIAL FACTORS-Appraisals of the Acquisition Properties" below.

    See "SPECIAL FACTORS" below for a discussion of certain factors Limited Partners should consider in evaluating the Proposal.

    This consent is being solicited on behalf of the Partnership by the General Partners.


    YOUR CONSENT IS IMPORTANT. BECAUSE APPROVAL OF THE PROPOSAL REQUIRES THE AFFIRMATIVE CONSENT OF LIMITED PARTNERS WHOSE COMBINED CAPITAL CONTRIBUTIONS REPRESENT AT LEAST A MAJORITY OF THE TOTAL CAPITAL CONTRIBUTIONS OF THE LIMITED PARTNERS, A FAILURE TO RETURN YOUR CONSENT FORM WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL. PLEASE COMPLETE AND RETURN THE ENCLOSED CONSENT FORM IN THE RETURN ENVELOPE PROVIDED BY SEPTEMBER 21, 1995.


     THE GENERAL PARTNERS BELIEVE THE TRANSACTION IS IN THE BEST
         INTERESTS OF THE PARTNERSHIP AND THEREFORE RECOMMEND
                     A VOTE FOR THE PROPOSAL.

REASONS FOR THE TRANSACTION

    The purchase of the Acquisition Interests from SLIP will enable the Partnership to fully control its own destiny with respect to the improvement, management and sale of its properties, including making what the General Partners believe are necessary capital expenditures. The General Partners' goal is to attempt to enhance the value of the Acquisition Properties, with the exception of Countryside, over the next several years in order to increase the amount of any cash available for distribution to the partners when the Partnership is dissolved. Due to market conditions, tax burdens and other factors relating to Countryside, the General Partners intend to attempt to sell Countryside as soon as practicable after the Transaction. (SLIP will not agree to retain its interest in Countryside and attempt to sell such property jointly with the Partnership.) The General Partners believe that now is not the time to sell NorthCreek or Wards Corner, since the General Partners believe that the commercial real estate markets in those areas will improve over the next several years.

    If the Transaction is not completed, SLIP has indicated it may seek partition of the Acquisition Properties in court, which would force the Acquisition Properties to be sold at auction for what the General Partners believe could be a very low price. This would likely reduce the amount of any cash available for distribution to the partners when the Partnership is dissolved. In lieu of partition, the Partnership might seek SLIP's agreement to hire a broker to sell the Acquisition Properties, but no assurance can be given that such an agreement could be reached or that the price obtained would be higher than an auction price. If the Acquisition Properties are sold, through either a forced sale or a sale on the market, the General Partners would continue to hold and manage the Partnership's remaining two properties until the General Partners believe the sale of such properties is in the best interests of the Partnership. The continued operation of the remaining properties would not require the Partnership to incur any debt at this time.


    It is the General Partners' intention to commence regular quarterly cash distributions starting with the fourth quarter of 1996 at a level of $6.00 per Unit per quarter. The ability of the Partnership to continue distributions at this level is dependent, in part, upon the occupancy at Wards Corner substantially increasing from its current 56%, the Partnership's other properties continuing to be occupied at their current levels and rents, Countryside being sold for a price and on terms acceptable to the General Partners and interest rates not substantially increasing. Historically, since the Partnership has owned Wards Corner (beginning in December 1986) average annual occupancy has been 92% computed on a quarterly basis.
The current vacancy rate at Wards Corner is due to the expiration of tenant leases in 1994. The General Partners are currently marketing this space. There can be no assurance that any of the factors mentioned above will occur or that the Partnership will generate cash flow sufficient to provide for the payment of the estimated cash distributions. Thus, there is no assurance that any such distributions will in fact occur or be uniform in amount or frequency. See "FINANCIAL INFORMATION" below.


    See "SPECIAL FACTORS-Reasons for the Transaction" below.

RISKS ASSOCIATED WITH THE TRANSACTION

    Limited Partners should consider the following possible risks of the Transaction, together with the other information contained in this Consent Statement, in determining how to vote with respect to the Amendment:

    LEVERAGE. The Partnership intends to borrow $7,190,000 (100% of the purchase price of the Acquisition Interests) from Boatmen's. Boatmen's will obtain a first lien on the Acquisition Properties. The indebtedness presents an element of risk in the event that the Partnership's cash from operations is insufficient to meet the principal and interest payments on such indebtedness. The loan will be structured such that a majority of the principal ($6,765,788) will be payable at maturity five years after the date of the loan. In addition, interest on the loan will be at a floating rate, which involves greater risk than financing involving a fixed interest rate, since the floating interest rate could rise substantially. Although the General Partners believe the cash provided by the Partnership's ongoing operations following the Transaction will be sufficient to cover all principal and interest payments, there can be no assurance that the Partnership will be able to service the indebtedness. If the Partnership has insufficient funds to repay the loan, it may be forced to sell or surrender any or all of its assets. See "FINANCIAL INFORMATION" below.

    POSSIBLE DECLINE IN THE VALUE OF THE PROPERTIES. The Partnership intends to sell its properties at such time as the General Partners believe is in the best interests of the Partnership. In this regard, the General Partners believe that the commercial real estate markets in which the Partnership's properties are located (except for Countryside) will improve from current conditions. Although the General Partners believe the December 1993 Appraisals of the Acquisition Properties were reasonable, there can be no assurance that the Acquisition Properties will not decrease in value or, if sold today, would sell for their appraised values. While the transaction with SLIP is based upon the December 1993 Appraisals, the General Partners, in accordance with the Partnership Agreement, had the properties reappraised. The January 1995 Appraisals indicate that the value of the Acquisition Interests was $7,450,000, an increase of 3.6% over the December 1993 Appraisals. See "SPECIAL FACTORS-Appraisals of the Acquisition Properties" below.

    See "SPECIAL FACTORS-Risks Associated with the Transaction" below.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

    Nooney Krombach Company, a wholly-owned subsidiary of Nooney
Company (of which Gregory J. Nooney, Jr. is a shareholder) and an affiliate of the General Partners, receives a management fee for providing management services for the Partnership's properties. Currently, the Partnership and SLIP each pays a pro rata share of the management fee with respect to the Acquisition
Properties (which totalled $168,326 in 1994). Although the total management fee received by Nooney Krombach will not increase as a result of the Transaction, because the Partnership will receive 100% of the revenues from the Acquisition Properties, it will be responsible for 100% of the management fee with respect to such properties following the Transaction.


    The Partnership Agreement provides that the Partnership shall distribute 90% of its Net Operating Cash Income to the Limited Partners and 10% to the individual General Partners. Pursuant to this provision, the Partnership pays approximately 2.8% and 3.3% of its Net Operating Cash Income to Gregory J. Nooney, Jr. and Nooney Company (as assignee of two individual General Partners), respectively, and pays 3.9% of Net Operating Cash Income to inactive General Partners or their assignees. Gregory
J. Nooney, Jr. is a General Partner of the Partnership and controls all the voting stock of Nooney Company. In the event the Partnership's Net Operating Cash Income increases as a result of the Transaction, the amounts payable to Gregory J. Nooney, Jr. and Nooney Company will increase proportionately (as also will the amounts payable to the Limited Partners). Under the terms of the Partnership Agreement, the payment of a portion of such amounts to the General Partners is subordinated to certain payments to the Limited Partners.

    In addition, Nooney Krombach will receive a fee of $75,000 from the Partnership for its services in connection with arranging the purchase and the financing of the purchase of the Acquisition Interests.

    See "SPECIAL FACTORS-Interests of Certain Persons in the
Transaction" below.

                                    SPECIAL FACTORS

BACKGROUND

    THE PARTNERSHIP

    The Partnership acquired its current ownership interests in the Acquisition Properties in 1986. In addition to the interests in the Acquisition Properties, the Partnership also acquired ownership interests in its two other investment properties - Leawood Fountain Plaza (a 24% interest) and Tower Industrial Building (a 100% interest) - in 1985 and 1986. Each of the Acquisition Properties is discussed in more detail in this section and under "-Description of the Acquisition Properties" below. The Partnership's other properties are described below under "BUSINESS, MANAGEMENT AND SECURITY OWNERSHIP OF THE PARTNERSHIP-Business."

    The Partnership maintains its original intent to hold its properties until such time as a sale of such properties appears to be advantageous to the Limited Partners. The Partnership initially anticipated that it would sell its properties within approximately five to ten years after their acquisition. Since the Partnership acquired the properties, however, investment real estate has been subject to declining market conditions as well as changes in the federal tax laws. Beginning in 1987, the General Partners anticipated longer holding periods of investment properties by real estate limited partnerships, as indicated in the Partnership's 1987 and subsequent Annual Reports to Limited Partners. Due to continuing declining real estate market conditions, in 1991 the General Partners determined to continue to hold and manage the Partnership's properties until such time as market conditions may improve and profitable sale of the properties may be feasible, as indicated in the 1991 Annual Report to Limited Partners.

    THE TRANSACTION

    On December 16, 1986, the Partnership acquired a 50% interest as a tenant-in-common in Countryside, an office building located outside Chicago, Illinois. The total purchase price of the building was $8,750,000, of which $4,375,000 was paid by the Partnership in cash at closing for its 50% interest. The remaining 50% interest was purchased by NIF III.

    On December 29, 1986, the Partnership acquired a 45% interest as tenant-in-common in NorthCreek, an office building complex located in Cincinnati, Ohio. The contract price of the complex was $10,525,000. The Partnership paid 45% of the contract price, or $4,736,250, for its 45% interest. The remaining 55% interest was purchased by NIF III.

    On December 29, 1986, the Partnership acquired a 45% interest as a tenant-in-common in Wards Corner, a facility located outside Cincinnati, Ohio. The total purchase price of the buildings was $6,235,000, of which $2,805,750, less certain closing adjustments, was paid by the Partnership for its 45% interest. The remaining
55% interest was purchased by NIF III.

    NIF III financed $10,800,000 of the purchase price for its interests in the Acquisition Properties, as well as another property acquired by NIF III, through Boatmen's, which was granted a first mortgage on NIF III's undivided interests in such properties. The Partnership's percentage interests in the Acquisition Properties were not subject to the mortgage. NIF III subsequently sold the other property and reduced the principal amount of its loan from Boatmen's. Boatmen's retained a mortgage on NIF III's interests in the Acquisition Properties. NIF III was unable to service the remaining debt to Boatmen's, and in 1993 NIF
III's percentage interests in the Acquisition Properties were transferred to SLIP, a subsidiary of Boatmen's, by deed in lieu of foreclosure. At the time SLIP acquired the interests, the unpaid principal amount of NIF III's loan was $9,376,000 (excluding unpaid accrued interest). Since such transfers, all costs and revenues attributable to the operation of the Acquisition Properties have been shared by the Partnership and SLIP in proportion to their respective percentage interests.

    On October 18, 1994, the Partnership entered into a Purchase and Sale Agreement with SLIP pursuant to which the Partnership agreed to purchase the Acquisition Interests from SLIP for a cash purchase price of $7,190,000 (which represents approximately 77% of the principal balance of NIF III's loan at the time SLIP acquired the Acquisition Interests). Since the Partnership does not have sufficient cash on hand to acquire the Acquisition Interests from SLIP, it must borrow the funds necessary for the purchase of the Acquisition Interests. The Partnership has received a commitment from Boatmen's to finance 100% of the purchase price of the Acquisition Interests, contingent upon, among other things, the Partnership granting Boatmen's a first mortgage on the Acquisition Properties, which will subject the Partnership's presently unencumbered interests in the Acquisition Properties to Boatmen's mortgage. See "-Risks Associated with the Transaction" and "-Terms of the Transaction" below. Both the acquisition and the loan are subject to receipt of the required consent of the Partnership's Limited Partners to amend the Partnership Agreement.

PROPOSED AMENDMENT TO THE PARTNERSHIP AGREEMENT

    The Partnership Agreement, when executed in 1985, provided, in effect, that the Partnership could not borrow money in connection with the acquisition of its properties.

    The General Partners propose to amend Section 5.1D(iii) of the Partnership Agreement so that it will read as follows (the new language is shown in italics and deletions are bracketed [ ]):

       (iii) The Partnership shall not in connection with the acquisition of its Properties borrow money unsecured or secured by any assets of the Partnership pursuant to a mortgage or deed of trust; provided, however, that the Partnership shall be permitted to borrow funds [(on a secured or unsecured basis) to facilitate the Partnership's acquisition of a Property during the offering referred to in
    Section 4.2A hereof if the Partnership does not have sufficient cash proceeds from the offering to purchase such Property] on an unsecured or secured basis pursuant to a mortgage or deed of trust on certain of the Partnership's Properties to facilitate the Partnership's acquisition of the interests (held by St. Louis Investment Properties, Inc.) in such Properties where the Partnership is a co-owner of such Properties with St. Louis Investment Properties, Inc., such Properties and the undivided interests to be purchased are Countryside Executive Center (a 50% undivided interest), NorthCreek Office Park (a 55% undivided interest) and Wards Corner Business Center (a 55% undivided interest).

    The proposed amendment requires the affirmative consent of Limited Partners whose combined Capital Contributions represent at least a majority of the total Capital Contributions of the Limited Partners.

REASONS FOR THE TRANSACTION

    The purchase of the Acquisition Interests from SLIP will enable the Partnership to fully control its own destiny with respect to the improvement, management and sale of its properties, including making what the General Partners believe are necessary capital expenditures at certain of the Acquisition Properties to enhance the overall appeal of such properties to potential tenants and purchasers. The objectives of SLIP, as a disinterested third-party owner, are different from the Partnership's objectives.

SLIP is motivated to resist putting additional capital into the Acquisition Properties, and instead wants to sell its interests in such properties in a relatively short time frame.

    Furthermore, if the Transaction is not completed, SLIP has indicated it may seek partition of the Acquisition Properties in court, which would force the Acquisition Properties to be sold at auction on the courthouse steps, resulting in what the General Partners believe could be a very low price for the properties.
This would likely reduce the amount of any cash available for distribution to the partners when the Partnership is dissolved. While the Partnership would attempt to dismiss such a partition suit, there is no assurance the suit could be dismissed. In lieu of partition, the Partnership might seek SLIP's agreement to hire a broker to sell the Acquisition Properties, but no assurance can be given that such an agreement could be reached or that the price obtained would be higher than an auction price. If the Acquisition Properties are sold, through either a forced sale or a sale on the market, the General Partners would continue to hold and manage the Partnership's remaining two properties - Leawood Fountain Plaza (of which the Partnership owns 24%) and Tower Industrial Building (of which the Partnership owns 100%) - until the General Partners believe the sale of such properties is in the best interests of the Partnership. The continued operation of the two remaining properties would not require the Partnership to incur any debt at this time.

    The General Partners included in the 1994 Annual Report distributed in April 1995 to all partners a letter stating that the appraised value of all the Partnership's properties was $467 per Unit based on the January 1995 Appraisals. Of this amount, $330 per Unit, or 71%, is represented by the Partnership's undivided ownership interest in the Acquisition Properties. It is the General Partners' goal to enhance this value over the next several years in order to increase the amount of cash available for distribution to the partners when the Partnership is dissolved, although there can be no assurance as to the General Partners' success in accomplishing this goal or as to the amount of cash, if any, available upon dissolution.

    In order to achieve this goal, it is the General Partners' intention as soon as practicable after the closing of the purchase from SLIP to sell Countryside, not in a forced sale, but through an orderly sale through a broker to achieve a higher price for the property. The General Partners believe the outlook for improved market conditions in this part of the metropolitan Chicago region is problematical at best in the foreseeable future. The requirements for significant ongoing capital for tenant improvements at the property and the unusually high real estate tax burden in Cook County, Illinois dictate that the Partnership sell this property. SLIP is willing to sell all of the Acquisition Interests to the Partnership at this time, but has stated that it will not agree to retain just its interest in Countryside and attempt to sell such property jointly with the Partnership. Furthermore, the General Partners believe that a sale directly by the Partnership, rather than a joint sale with SLIP, at a price the Partnership believes is fair would be more efficient and achieve a higher price for the property. While the Partnership received some relief on the real estate taxes in 1994, it requires constant litigation in Cook County to protest the real estate taxes each year and, even when relief is granted, it has been minimal. Cook County has not been willing to recognize the loss of value in commercial real estate, particularly suburban office buildings such as Countryside, and to adjust the tax assessments accordingly.

    Assuming Countryside could be sold for approximately $2.5 million, $1.25 million would be used to pay off the portion of the mortgage attributable to Countryside, approximately $625,000 would be placed in a debt service reserve, and approximately $625,000 would be distributed to the partners as a return of capital. The assumed sale price of $2.5 million is based on the December 1993 Appraisal of Countryside. See "-Appraisals of the Acquisition Properties" below. The General Partners are not aware of any material change in circumstances or in the assumptions upon which the appraisal was based that would result in a material reduction in the appraised value of Countryside. The January 1995

Appraisal of Countryside indicates a value of $2,800,000 as of that date. If the Partnership were to receive less than $2.5 million upon the sale of Countryside, the amount of proceeds available for a distribution to Limited Partners and the amount of proceeds placed in the Partnership's debt service reserve would be reduced proportionately. Boatmen's has agreed to release its mortgage on Countryside for $1.25 million. The General Partners believe that a sale of Countryside for at least $2.0 million would not have a material adverse effect on the Partnership's cash flow or operations.

    The General Partners believe that now is not the time to attempt to sell NorthCreek or Wards Corner, since the General Partners believe that the commercial real estate markets in such areas will improve over the next several years, at which time it is anticipated that the properties could likely be sold at prices resulting in more cash available for the partners when the Partnership is dissolved.


    It is the General Partners' intention to commence regular quarterly cash distributions starting with the fourth quarter of 1996 at a level of $6.00 per Unit per quarter. The ability of the Partnership to continue distributions at this level is dependent, in part, upon the occupancy at Wards Corner substantially increasing from its current 56%, the Partnership's other properties continuing to be occupied at their current levels and rents, Countryside being sold for a price and on terms acceptable to the General Partners and interest rates not substantially increasing. Historically, since the Partnership has owned Wards Corner (beginning in December 1986) average annual occupancy has been 92% computed on a quarterly basis. The current vacancy rate at Wards Corner is due to the expiration of tenant leases in 1994. The General Partners are currently marketing this space. There can be no assurance that any of the factors mentioned above will occur or that the Partnership will generate cash flow sufficient to provide for the payment of the estimated cash distributions. Thus, there is no assurance that any such distributions will in fact occur or be uniform in amount or frequency. See "FINANCIAL INFORMATION" below.


RISKS ASSOCIATED WITH THE TRANSACTION

    LEVERAGE

    GENERAL. The Partnership intends to borrow 100% of the purchase price of the Acquisition Interests, or $7,190,000, and, in connection therewith, grant Boatmen's a first lien on the Acquisition Properties. See "-Terms of the Transaction - Summary of the Terms of the Financing" below. The indebtedness presents an element of risk in the event that the cash receipts from the operation of the Partnership's properties are insufficient to meet the principal and interest payments on such indebtedness. If the cash flow of the Partnership is insufficient to service the debt incurred by the Partnership, the Partnership's equity in one or more of the Acquisition Properties is likely to be reduced or eliminated through foreclosure or surrender, which may have adverse tax consequences for the Limited Partners. Moreover, the costs of borrowing might reduce profits or increase losses resulting from operations of the Partnership and adversely affect the Partnership's ability to make distributions to its partners. Although the General Partners believe the cash provided by the Partnership's ongoing operations following the Transaction will be sufficient to cover all scheduled principal and interest installment payments, there can be no assurance that the Partnership will be able to service the indebtedness. See "FINANCIAL INFORMATION" below.

    Due in part to the Partnership's existing relationship with Boatmen's, the General Partners did not attempt to obtain financing from another source. Although there can be no assurance that the Partnership could not have obtained financing on more favorable terms, the General Partners believe the loan from Boatmen's is on terms that are at least as favorable as those that could be obtained from another lender.

    BALLOON PAYMENT. Although the Partnership will not be required to make any principal payments during the first year of the loan, after the first year, monthly principal payments totalling approximately $100,000 per year will be made through the fifth year of the loan. The remaining principal will be payable on the maturity date (the fifth anniversary of the closing date of the loan). If all scheduled installment payments are made and the Partnership does not prepay any amount of the loan, the remaining principal amount at final maturity will be $6,765,788. To make the final payment, the Partnership will either refinance the loan or sell some or all of its properties.


    FLOATING INTEREST RATE. Interest on the principal amount of the loan will be at a floating rate, which involves greater risk than financing involving a fixed interest rate, since the floating interest rate could rise substantially. The interest rate will change simultaneously with a change in Boatmen's corporate base rate. As of May 17, 1995, Boatmen's corporate base rate was 9% per annum.


    RECOURSE LOAN. The indebtedness will be on a recourse basis to the Partnership. Thus, in the event of default, Boatmen's would have full recourse against all of the Partnership's assets. Although none of the Partnership's other properties or assets will serve as collateral for the loan, if the Partnership has insufficient funds to repay the loan, it may be forced to sell or surrender any or all of its assets. For a discussion of the terms of the financing, including certain negative covenants made by the Partnership, see "-Terms of the Transaction-Summary of the Terms of the Financing" below.

    POSSIBLE DECLINE IN THE VALUE OF THE PROPERTIES

     As indicated above, the Partnership intends to eventually sell its properties, including the Acquisition Properties, at such time as the General Partners believe is in the best interests of the Partnership. In this regard, the General Partners believe that the commercial real estate markets in which the Partnership's properties are located (except Countryside) will improve from current conditions. Although the General Partners believe the December 1993 Appraisals of the Acquisition Properties were reasonable, there can be no assurance that the Acquisition Properties will not decrease in value or, if sold today, would sell for their appraised values. While the transaction with SLIP is based upon the December 1993 Appraisals, the General Partners, in accordance with the Partnership Agreement, had the properties reappraised. The January 1995 Appraisals indicate that the value of the Acquisition Interests was $7,450,000, an increase of 3.6% over the December 1993 Appraisals. See "-Appraisals of the Acquisition Properties" below.

    The General Partners are not aware of any specific developments or adverse trends in the occupancy of the Acquisition Properties that would have a material effect on the Partnership's ability to sell such properties in the normal course of business. However, there is a risk with respect to any leased property that a major tenant will not renew its lease or will fail to pay its rent or that rents will decline. See "-Description of the Acquisition Properties" below.

    The General Partners believe the negative real estate market conditions, tax burdens and capital improvement requirements with respect to Countryside are significant. However, the General Partners have based the assumed sale price of the property on the December 1993 Appraisal, which takes such factors into account.
The General Partners do not believe such factors will materially affect the Partnership's ability to sell Countryside for its December 1993 Appraisal value. See "-Description of the Acquisition Properties" and "-Appraisals of the Acquisition Properties" below. However, there can be no assurance that the Partnership will be able to sell Countryside prior to July 1996 for $2.5 million or for another price or on terms acceptable to the General Partners.

    COUNTRYSIDE EXECUTIVE CENTER

    Countryside is a single story office building located at 1210-1270 W. Northwest Highway in Palatine, Illinois, a suburb of Chicago. The building contains approximately 91,000 net rentable square feet and is situated on an 8.6 acre site that provides parking spaces for 467 cars, some of which spaces are shared with adjoining properties pursuant to a mutual easement agreement that also provides for the sharing of certain expenses.


    During 1994, the Partnership leased or renewed 14,227 square feet of space at Countryside, which represents 15.6% of the total space. Occupancy increased from 82% at December 31, 1993 to 83% at December 31, 1994. During the first quarter of 1995, the Partnership leased 2,333 square feet and tenants occupying 2,327 square feet vacated. During the second quarter of 1995, one tenant occupying 712 square feet renewed its lease and another tenant vacated 3,658 square feet, resulting in a drop in occupancy to 80% as of June 30, 1995.


    In 1992 and 1993, the entire roof at Countryside was replaced, which required capital expenditures of approximately $866,000 in 1993. The Partnership's pro rata share of the cost was approximately $433,000.

    Real estate taxes at Countryside remain of great concern. The Partnership has been appealing the real estate tax assessment of the property for the past several years. In 1993, the Partnership received a reduction of the tax assessment for the tri-annual period beginning 1992. In 1994, another reduction was received from the Board of Equalization. This reduction resulted in a decrease in real estate taxes, net of the consultant's fee of approximately $50,000, for the real estate taxes paid in 1994. The Partnership continues to appeal the current and past assessments on the property and will continue to do so for the foreseeable future. Until such time as additional significant reductions in real estate taxes can be obtained, the cash flow of the property will be severely hampered. As explained above under "-Reasons for the Transaction," it is the intention of the General Partners to attempt to sell Countryside by July 1996.

    If Countryside is not sold by July 1996, the property will require significant continual capital improvements in 1996 and 1997. The parking lot requires resurfacing at a total cost of approximately $135,000, to be done over a three-year period. The first section will be done in 1995 at a cost of $47,000 with the remaining sections to be done in late 1996 and 1997. Roof canopies and siding replacement will be necessary in 1997. In addition, updating of the restrooms and new conference room furniture will be needed in late 1996 and 1997.

    Market conditions remain highly competitive in the suburban Chicago market where Countryside is located. Increases in rental rates and the lowering of capital required to attract new tenants is not anticipated in the near future, which is one of the primary reasons the General Partners recommend selling Countryside by July 1996. See "-Reasons for the Transaction" above.

    NORTHCREEK OFFICE PARK

    NorthCreek is a three building office complex located at 8220, 8240 and 8260 NorthCreek Drive in Cincinnati, Ohio. Constructed in phases in 1984 and 1986, the three-story buildings contain 19,396, 23,995 and 43,560 net rentable square feet respectively, or an aggregate of approximately 86,000 net rentable square feet. The buildings are located on an 8.4 acre site that provides parking for 366 cars.

    During 1994, at NorthCreek, the Partnership leased or renewed 54,461 square feet of space, which represents 63% of the total property. During 1994, the Partnership successfully renegotiated a lease with the assignee of the major tenant. This new tenant renewed for a ten-year term on 23,995 square feet. In addition, this tenant leased 6,688 square feet for a five-year term at NorthCreek. Occupancy increased from 85% at December 31, 1993 to 97% at December 31, 1994. During the first quarter of 1995, one tenant occupying 3,740 square feet vacated and the suite was leased to a new tenant. Another tenant occupying 1,543 square feet renewed its lease. During the second quarter of 1995, two tenants occupying a total of 3,169 square feet renewed their leases, and two tenants vacated a total of 3,464 square feet, resulting in an occupancy level of 93% as of June 30, 1995.

    The exteriors of the NorthCreek buildings are being painted in 1995 at an estimated cost of $40,000. No other capital improvements unrelated to tenant leasing are anticipated.


    The General Partners believe market conditions in suburban Cincinnati have been improving over the past two years, and the Kenwood suburb, where NorthCreek is located, has continued to outperform the other suburban markets in the area. The larger properties in Kenwood currently have few large blocks of space available and the General Partners expect market conditions to continue to tighten, which should favor landlords and owners of properties in the future.

    WARDS CORNER BUSINESS CENTER

    Wards Corner is a two building office/warehouse/showroom facility located off Interstate 275 at 420-422 Wards Corner Road in Loveland, Ohio, a suburb of Cincinnati. Each of the two single-story buildings contains 50,000 net rentable square feet. The buildings are situated on a 7.5 acre site that provides parking for 278 cars.

    Due to lease expirations during 1994, occupancy at Wards Corner decreased from 82% at December 31, 1993 to 56% at June 30, 1995.
The Partnership is actively marketing this space, but has no prospects for re-leasing this space at this time.


    The anticipated capital expenditures at Wards Corner for 1995 and 1996 are demolition of vacant space for re-leasing at a cost of $40,000 and replacement of a boiler for approximately $20,000. No other capital improvements unrelated to tenant leasing are anticipated.


    Wards Corner continues to be a pioneer in the area. Further development of the area is beginning, but it has been slow to non-existent over the past five years. The General Partners anticipate that this area should be on an upswing in the next five years, but leasing will continue to be slow in 1995.

    The General Partners believe each of the Acquisition Properties is suitable for its present use as a commercial office building and is currently adequately covered by insurance. None of the Acquisition Properties is currently subject to any mortgage.

       CERTAIN LEASE, RENTAL AND FINANCIAL INFORMATION


       The following table sets forth certain lease and rental information relating to the Acquisition Properties as of March 31, 1995 and December 31, 1994, 1993, 1992 and 1991:


                                                                 AVERAGE
                                             TOTAL              ANNUALIZED
                             SQUARE        ANNUALIZED           EFFECTIVE             PERCENT          NUMBER OF
         PROPERTY             FEET          BASE RENT          BASE RENT<F1>          LEASED            TENANTS
         --------            ------        ----------          -------------          -------          ---------

    Countryside
     1995                    91,000        $1,082,000             $14.14                83%                34
     1994                    91,000         1,083,000              14.34                83                 36
     1993                    91,000         1,049,000              14.06                82                 39
     1992                    91,000         1,027,000              12.97                87                 43
     1991                    91,000         1,033,000              14.19                80                 39


    NorthCreek
     1995                    86,000        $1,190,000             $13.43                97%                34
     1994                    86,000         1,119,000              13.41                97                 34
     1993                    86,000           984,000              13.51                87                 33
     1992                    86,000         1,022,000              15.24                78                 29
     1991                    86,000         1,068,000              14.19                91                 39


    Wards Corner
     1995                   100,000          $406,500              $7.61                56%                2
     1994                   100,000           505,000               9.02                56                 2
     1993                   100,000           405,000               4.94                82                 3
     1992                   100,000           792,000               8.70                91                 2
     1991                   100,000           795,000               8.93                89                 2

----------------------
<F1>  Represents 100% of Base Rent per rentable square foot.  The Partnership currently owns 50% of
      Countryside, 45% of NorthCreek and 45% of Wards Corner.  Effective base rent includes all rent concessions and similar rental inducements.

       The following table contains information with respect to the principal tenants of the Acquisition Properties as of March 31, 1995:


                                                                                 ANNUAL
                              PRINCIPAL TENANTS<F1>/            PERCENT          LEASE          LEASE             RENEWAL
        PROPERTY                    BUSINESS                    LEASED           VALUE        EXPIRATION           TERMS
        --------              ----------------------            -------          -----        ----------          -------
Countryside                          None                         N/A              N/A              N/A             N/A

NorthCreek              Cincinnati Group Health                   36%         $367,596          12/31/03           None
                        Associates / Medical <F2>                                           and 12/31/98

Wards Corner            Baldwin Piano & Organ Co. / Retail        50%         $362,499          12/31/96       1-5 yrs.

------------------
<F1>  Over 10% of leasable space.

<F2>  This tenant has two leases.  The first lease is a ten-year lease which comprises 28% of the property and expires
      December 31, 2003.  The second lease comprises 8% of the property and expires December 31, 1998.

       The following table sets forth the number of leases scheduled to expire at each of the Acquisition Properties from 1995 through 2004 as well as the square footage, gross annual rentals and percentage of total gross annual rental represented by such expiring leases, based on lease information as of March 31, 1995:

                                                      YEAR ENDING DECEMBER 31,
                          1995<F1>       1996         1997       1998       1999       2000      2001      2002      2003       2004
                          ----           ----         ----       ----       ----       ----      ----      ----      ----       ----
Countryside
  No. of Leases
    to Expire                   13          10            8          2          1        -         -         -         -         -

  Square Feet               22,946      31,177       12,626      7,063      2,495        -         -         -         -         -

  Annual Rental           $317,164    $442,282     $192,949   $ 86,269   $ 42,420        -         -         -         -         -

  % of Gross Annual
    Rental                     29%         41%          18%         8%         4%        -         -         -         -         -


NorthCreek
  No. of Leases
    to Expire                   13           5           12          1          2        -         -         -            1      -

  Square Feet               15,977       5,240       28,446      6,638      5,904        -         -         -       23,995      -

  Annual Rental           $248,156    $ 70,774     $408,414   $ 79,656   $ 79,650        -         -         -     $207,340      -

  % of Gross Annual
    Rental                     23%          6%          37%         7%         7%        -         -         -          20%      -


Wards Corner
  No. of Leases
    to Expire                 -              2         -          -          -           -         -         -         -         -

  Square Feet                 -         56,000         -          -          -           -         -         -         -         -

  Annual Rental               -       $406,500         -          -          -           -         -         -         -         -

  % of Gross Annual
    Rental                    -           100%         -          -          -           -         -         -         -         -


 ----------------------
<F1>   Month-to-month tenants are included in 1995 expirations.  As of March 31, 1995, there was one month-to-month tenant at
       Countryside (representing approximately 1% of Gross Annual Rental), three at NorthCreek (representing approximately 4% of
       Gross Annual Rental) and none at Wards Corner.


       During 1994 and the three months ended March 31, 1995, the Acquisition Properties generated cash flows (excluding any Partnership expenses) as follows (rounded to the nearest thousand dollars):


                                            COUNTRYSIDE                     NORTHCREEK                  WARDS CORNER
                                         -----------------                --------------              -----------------
                                    Three Months      Year Ended    Three Months    Year Ended    Three Months      Year Ended
                                    Ended 3/31/95      12/31/94     Ended 3/31/95    12/31/94     Ended 3/31/95      12/31/94
                                    -------------     ----------    -------------   ----------    -------------     ----------
Net Operating
 Cash Income<F1>                       $90,000        $202,000         $131,000      $430,000        $23,000         $155,000

Capital
 Expenditures                            - 0 -         (41,000)          (5,000)        - 0 -          - 0 -            - 0 -

Tenant
 Alterations                             - 0 -         (39,000)          (4,000)     (170,000)         - 0 -            - 0 -

Lease
 Commissions                             - 0 -          (3,000)           - 0 -       (17,000)         - 0 -           (4,000)
                                                      --------         --------      --------        -------         --------

Net Cash Flow                          $90,000        $119,000         $122,000      $243,000        $23,000         $251,000
                                       =======        ========         ========      ========        =======         ========

---------------------
<F1>    Net Operating Cash Income represents rental revenue less operating expenses less debt service.  The Partnership does not currently have any debt.  Net Operating Cash Income (i) does not represent cash flow from operations as defined by generally accepted accounting principles, (ii) is not necessarily indicative of cash available to fund all cash flow needs and (iii) should not be considered as an alternative to Net Income for purposes of evaluating the Partnership's operating performance.

       CERTAIN TAX AND DEPRECIATION INFORMATION

       Countryside, located in Palatine, Illinois, has a tax rate of $10.08 per $100 of assessed value. The real estate taxes paid in 1994 by the Partnership and SLIP totalled $434,841.16. NorthCreek, located in Kenwood, Ohio, has a real estate tax rate of $73.31 per $1,000 of assessed value. The Partnership and SLIP paid $104,214.32 in real estate taxes with respect to NorthCreek in 1994. Wards Corner, located in Loveland, Ohio, has a tax rate of $55.68 per $1,000 of assessed value. The real estate taxes paid in 1994 by the Partnership and SLIP were $109,870.46. Management does not believe that any currently planned capital improvements will materially affect the assessed value of, and therefore real estate taxes payable with respect to, any of the Acquisition Properties.

       The following table summarizes the Partnership's method for calculating tax depreciation with respect to its current ownership interests in the Acquisition Properties as of December
31, 1994, as well as the net federal tax basis of the Partnership's 100% ownership interest in the Acquisition
Properties following the Transaction:


                                         COUNTRYSIDE      NORTHCREEK      WARDS CORNER
                                        -------------    ------------    --------------
     Initial costs:
       Land                               $ 623,919        $ 338,850        $ 199,361
       Building <F1>                      3,929,574        4,053,513        2,715,848
     Cost capitalized subsequent to
     acquisition:
       Building and fixtures <F2>           907,764          597,748           32,493
                                         ----------       ----------       ----------
     Total costs:
       Land                                 623,919          338,850          199,361
       Building and fixtures              4,837,338        4,651,261        2,748,341
     Accumulated tax depreciation        (1,826,856)      (1,856,371)      (1,164,382)
                                         ----------       ----------       ----------
     Net federal tax basis in the
     Partnership's current ownership
     interest in the Acquisition
     Properties <F3>                      3,634,401        3,133,740        1,783,320
                                         ==========       ==========       ==========

     Net federal tax basis in the
     Acquisition Interests:

       Land                                 732,500          990,000          263,500
       Building <F4>                        517,500        2,970,000        1,716,500
                                         ----------       ----------       ----------
                                          1,250,000        3,960,000        1,980,000
                                         ----------       ----------       ----------
     Net federal tax basis in the
     Acquisition Properties following
     the Transaction                      4,884,401        7,093,740        3,763,320
                                         ==========       ==========       ==========

   -------------------
   <F1>   Depreciated over a period of 19 years under the
          Accelerated Cost Recovery System ("ACRS").
   <F2>   Depreciated over a period of 19 years under ACRS, 31
          1/2 years under the Modified ACRS ("MACRS") or 39 years
          under MACRS.
   <F3>   The net federal tax basis is not adjusted for any
          write-downs to reflect the appraised values of the Partnership's current ownership interest in the Acquisition Properties.
   <F4>   Depreciated over a period of 39 years under MACRS.

       See "Combined Historical Summaries of Revenues and Certain
Expenses of the Acquisition Properties" below for more information with respect to the Acquisition Properties.

TERMS OF THE TRANSACTION

       SUMMARY OF THE TERMS OF THE ACQUISITION

       The following is a summary of certain terms of the Purchase and Sale Agreement dated October 18, 1994 (as amended by letter agreement dated March 21, 1995) between the Partnership and SLIP (the "Purchase Agreement") and does not purport to be a complete description.

       The Purchase Agreement provides that the Partnership will purchase the Acquisition Interests (which represent the undivided interests in the real properties, the buildings, improvements and personal property located on the properties and the leases and other agreements affecting the properties) from SLIP for a cash purchase price of $7,190,000. The December 1993 Appraisals of the Acquisition Properties served as the basis for determining the purchase price of the Acquisition Interests. The aggregate purchase price of $7,190,000 represents 50% of the appraised value of Countryside, 55% of the appraised value of NorthCreek and 55% of the appraised value of Wards Corner. See "Appraisals of the Acquisition Properties" below. SLIP stated that it would not accept less than the appraised values for the sale prices of the Acquisition Interests. Therefore, the Partnership and SLIP agreed prior to receipt of the appraisals to base the purchase price on the values of the properties as determined by independent appraisals mutually acceptable to both parties. The purchase price will be increased as of the closing date by the amount of SLIP's pro rata share of the rents accrued but not collected during the month in which the closing occurs.

       Based on the Partnership's familiarity with the Acquisition Properties, the Acquisition Interests are being sold "as is" and without any representations or warranties on the part of SLIP.


       Closing of the purchase transaction is subject to customary conditions, including but not limited to: (i) the closing of the Partnership's loan from Boatmen's; (ii) the Partnership obtaining a satisfactory title commitment by September 15, 1995; and (iii) the receipt of the required consent of the Limited Partners. The Partnership has deposited $10,000 with SLIP as an earnest money deposit, which amount will be refunded to the Partnership only if one of the conditions described in clauses (i), (ii) or (iii) above is not satisfied or waived or if the Partnership elects to cancel the Purchase Agreement in the event the Acquisition Properties are damaged or destroyed.


       The Partnership has agreed to pay all costs and expenses incurred in connection with the purchase and sale of the Acquisition Interests, including SLIP's costs and expenses. The Partnership has also agreed to indemnify SLIP and its directors, officers, employees, agents and representatives for claims, damages, liabilities, losses, costs and expenses incurred in connection with actions, suits, investigations and proceedings relating to the Purchase Agreement or the Acquisition Properties and environmental matters.


       The purchase is expected to close on or before September 29, 1995, unless extended by SLIP.


       SUMMARY OF THE TERMS OF THE FINANCING

       The following is a summary of certain terms of the financing of the purchase of the Acquisition Interests and does not purport to be a complete description.


       The Partnership has received a written commitment from Boatmen's, pursuant to which Boatmen's has agreed to loan the Partnership $7,190,000 to finance the purchase of the Acquisition Interests. The Partnership does not anticipate that definitive loan documents will be executed prior to

September 21, 1995. The commitment provides that the loan will bear interest at a floating rate per annum equal to Boatmen's corporate base rate
(9.0% per annum as of May 17, 1995) plus 3/4% and will change simultaneously with any change in such corporate base rate;
provided, however, that the interest rate will be reduced to 3.25% per annum with respect to an amount of the loan equal to the amount of any non-interest bearing, net investable funds (as defined in the commitment) that the Partnership maintains with Boatmen's. After maturity and following a default under the loan agreement, interest will accrue at 3% in excess of the otherwise applicable rate.


       The Partnership will not be required to make any principal payments during the first year of the loan. During such period, interest will be payable monthly. After the first year, principal and interest will be payable monthly as follows: (i) equal principal installments of $7,789, plus interest, during the second year; (ii) equal principal installments of $8,388, plus interest, during the third year; and (iii) equal principal installments of $9,587, plus interest, during the fourth and fifth years. Any remaining principal will be payable on the maturity date (the fifth anniversary of the closing date of the loan). If all scheduled installment payments are made and the Partnership does not prepay any amount of the loan, the remaining principal amount at final maturity will be $6,765,788. To make the final payment, the Partnership will either refinance the loan or sell some or all of its properties. The Partnership may prepay the loan at any time without penalty in multiples of $100,000. Partial prepayments will be applied to the remaining principal installments in inverse order of maturity.

       The loan will be secured by (i) a first mortgage and lien on the Acquisition Properties and improvements, subject to certain permitted encumbrances, and (ii) a first priority security interest in all accounts, inventory, contract rights, general intangibles and other personal property and equipment pertaining to or located on the Acquisition Properties and all rents, profits, insurance and other proceeds and income from the Acquisition Properties.

       The definitive loan agreement will contain customary representations, warranties and covenants of the Partnership, including but not limited to the following negative covenants:
(i) the Partnership shall not incur additional indebtedness without Boatmen's consent, other than in the ordinary course of business; (ii) the Partnership shall not make any advances, loans or investments without Boatmen's approval; (iii) the Partnership shall not enter into any merger or consolidation, liquidate, wind-up or dissolve or sell, lease or dispose of or place liens on its assets, except for sales of obsolete equipment in the ordinary course of business to non-affiliates and except for dispositions of assets that are not part of the collateral in the ordinary course of business in an arm's-length transaction with a non-affiliate; (iv) the Partnership shall not pay property management fees in excess of 6% of gross income to any affiliates, and may be prohibited from paying any such management fees in the event of a default. The Partnership has also agreed to indemnify Boatmen's for damages, costs and expenses that Boatmen's may incur in connection with the loan or the collateral, including environmental matters. Closing of the loan transaction is subject to customary conditions, including but not limited to: (i) closing of the purchase of the Acquisition Interests; (ii) receipt of the required consent of the Limited Partners; and (iii) no material adverse effect having occurred with respect to the business, financial condition or prospects of Partnership, the value of the Acquisition Properties or the Partnership's ability to perform its obligations under the loan.

       The Partnership has agreed to pay Boatmen's a $60,000 nonrefundable loan origination fee on the closing date of the loan and has agreed to pay all other costs and expenses incurred by Boatmen's in connection with the loan.

       Boatmen's is also a lender to Gregory J. Nooney, Jr. (a
General Partner of the Partnership) and to Nooney Company (of which Gregory J. Nooney, Jr. is a shareholder) and its subsidiaries and affiliated companies and partnerships.

       See "-Risks Associated with the Transaction-Leverage" above for a discussion of certain risks related to the Partnership incurring indebtedness to purchase the Acquisition Interests.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

       Property management services for the Partnership's investment properties are provided by Nooney Krombach Company, a wholly-owned subsidiary of Nooney Company and an affiliate of the General Partners. As provided in the Partnership Agreement, Nooney Krombach receives a management fee from the Partnership equal to 6% of the gross revenues from all of the Partnership's investment properties. Such management fees with respect to the Acquisition Properties were $168,326 in 1994. Currently, the Partnership and SLIP each pays its pro rata share of the management fees allocable to the Acquisition Properties. The total management fee received by Nooney Krombach will not increase as a result of the Transaction. However, because the Partnership will receive 100% of the gross revenues from the Acquisition Properties following the Transaction, the Partnership will be responsible for 100% of the management fee with respect to such properties following the Transaction.

       The Partnership Agreement provides that the Partnership shall distribute 90% of its Net Operating Cash Income to the Limited Partners and 10% of Net Operating Cash Income to the General Partners. Pursuant to this provision, the Partnership pays approximately 2.8% and 3.3% of its Net Operating Cash Income to Gregory J. Nooney, Jr. and Nooney Company (as assignee of two individual General Partners), respectively, and pays 3.9% of Net Operating Cash Income to inactive General Partners or their assignees. Gregory J. Nooney, Jr. is a General Partner of the Partnership and controls all the voting stock of Nooney Company. In the event the Partnership's Net Operating Cash Income increases as a result of the Transaction, the amounts payable to Gregory J. Nooney, Jr. and Nooney Company will increase proportionately (as also will the amounts payable to the Limited Partners). Under the terms of the Partnership Agreement, the payment of a portion of such amounts to the General Partners is subordinated to certain payments to the Limited Partners.

       Nooney Krombach will receive a fee of $75,000 from the Partnership for its services in connection with arranging the purchase and the financing of the purchase of the Acquisition
Interests.

RECOMMENDATIONS OF THE GENERAL PARTNERS

       The managing General Partners believe that the purchase of the Acquisition Interests is fair and reasonable to the Partnership and the Limited Partners and recommend that the Limited Partners approve the Proposal to amend the Partnership Agreement to permit the financing and the purchase. The managing General Partners - Gregory J. Nooney, Jr. and Nooney Income Investments Two, Inc. - have unanimously approved the Transaction and the amendment to the Partnership Agreement.

       The General Partners believe the consideration to be paid by the Partnership for the Acquisition Interests is fair. The Partnership received from an independent real estate appraising and consulting firm an appraisal of each of the Acquisition Properties, which served as the basis for determining the purchase price of the Acquisition Interests. See "-Terms of the Transaction-Summary of the Terms of the Acquisition" above.
Thus, the aggregate purchase price of $7,190,000 for the Acquisition Interests represents 50% of the December 1993
Appraisal of Countryside, 55% of the December 1993 Appraisal of NorthCreek and 55% of the December 1993 Appraisal of Wards
Corner.  See "-Appraisals of the

Acquisition Properties" below. The General Partners are not aware of any change in circumstances or in the assumptions upon which the appraisals were based that would result in a material change in the appraised values of the Acquisition Properties.

       The General Partners also believe the purchase of the Acquisition Interests (and hence the amendment to the Partnership Agreement) is in the best interests of the Partnership, primarily because it will allow the Partnership to attempt to enhance the value of NorthCreek and Wards Corner and sell them when the General Partners believe market conditions have improved, which is expected to result in more cash available for the partners when the Partnership is dissolved. See "-Reasons for the Transaction" above.

APPRAISALS OF THE ACQUISITION PROPERTIES

       GENERAL

       The Partnership has historically obtained annual appraisals of each of its investment properties. Paul R. Abrams & Co. ("Abrams"), an independent real estate appraising and consulting firm based in St. Louis, Missouri, provided the Partnership with the December 1993 Appraisals of each of Countryside, NorthCreek and Wards Corner. Abrams was selected to prepare appraisals of the properties by the Partnership and SLIP based on Abrams' experience and expertise in evaluating commercial real estate. Each of the individual appraisers who appraised the properties on behalf of Abrams has been involved in the real estate development, management and/or appraisal business for over 25 years.

       The December 1993 Appraisals were used as the basis for determining the purchase price of the Acquisition Interests. See
"-Terms of the TransactionSummary of the Terms of the Acquisition" above.

       VALUATION ANALYSIS

       The December 1993 Appraisals were based on, among other things, an analysis of land-use regulations, economic conditions, physical adaptability of the Acquisition Properties, regional and neighborhood trends, inspection of the Acquisition Properties and the surrounding neighborhoods, market data, land sales, cost of construction data, rental and operational data and improved sales. The market value of the Acquisition Properties was determined using the traditional real estate valuation assessments of cost, sales comparisons, income capitalization and discounted cash flow.

       Based on the foregoing analyses, Abrams determined the market value of the entire fee simple interest, subject to leases, in Countryside, NorthCreek and Wards Corner as $2,500,000, $7,200,000 and $3,600,000, respectively, as of the respective dates of the December 1993 Appraisals. (The January 1995 Appraisals determined the market value of Countryside, NorthCreek and Ward's Corner to be $2,800,000, $7,500,000 and $3,500,000, respectively.) "Market value" is defined in the appraisals as the most probable price, as of a specified date, in cash, or in terms equivalent to cash, or in other precisely revealed terms, for which the specified property rights should sell after reasonable exposure in a competitive market under all conditions requisite to a fair sale, with the buyer and seller each acting prudently, knowledgeably, and for self-interest, and assuming that neither is under undue duress. Market value assumes a sale between a motivated and well-informed or well-advised buyer and seller, that a reasonable time is allowed for exposure in the open market, a cash purchase or a purchase on comparable financial arrangements, and that the purchase price is not affected by special or creative financing or sales concessions.

       The Partnership did not impose any limitations on the scope of the December 1993 Appraisals or the January 1995 Appraisals. All such appraisals are available for inspection and copying at the Partnership's principal executive offices during regular business hours by any interested Limited Partner or his representative designated in writing.

       POSSIBLE DECLINE IN THE MARKET VALUE OF THE ACQUISITION
PROPERTIES

       The appraisals represent only estimates of the market value of the Acquisition Properties as of the respective dates of the appraisals and do not necessarily reflect the actual price a buyer would be willing to pay for the properties. In addition, the appraisals determine the value of the properties at a specific date. Thus, there is no assurance that the value of any property will not decrease after such date. For example, at the end of fiscal years 1993, 1992 and 1991, respectively, based on appraisals received near the end of such years, the Partnership determined that the fair market value of certain properties decreased to amounts less than their respective book values. As a result, the Partnership recorded aggregate writedowns of $1,506,000, $366,000 and $3,383,000, respectively, for book purposes only. Specifically, in 1993, the General Partners reduced the carrying value of Countryside Executive Center by $1,206,000, NorthCreek Office Park by $97,000 and Wards Corner Business Center by $203,000. In 1992, the General Partners reduced the carrying value of Wards Corner by $366,000. The General Partners reduced the carrying value of Countryside by $2,050,000, NorthCreek by $387,000 and Wards Corner by $192,000 in 1991. While the appraised value of Wards Corner decreased by $100,000 in the January 1995 Appraisal, there were no write-downs based on the January 1995 Appraisals. In addition to the nationally depressed real estate market and the effects of The
Tax Reform Act of 1986 on investment real estate generally, the General Partners believe the previous reductions in the appraised values of the Acquisition Properties were due to local real estate market conditions and occupancy circumstances as well as, with respect to Countryside, real estate taxes and required capital improvements.

       The General Partners are not aware of any material adverse developments with respect to any of the Acquisition Properties since the respective dates of the appraisals that would result in a material change in the appraised values of such properties.

       COMPENSATION; OTHER RELATIONSHIPS

       The Partnership and SLIP paid Abrams an aggregate fee of $13,900 for preparing the December 1993 Appraisals of the Acquisition Properties. Abrams was also reimbursed for its reasonable out-of-pocket expenses. The fee was negotiated by Gregory J. Nooney, Jr., General Partner, on behalf of the Partnership, and SLIP. Abrams has not had any material relationship with the Partnership or any of its affiliates, except that Abrams has been retained from time to time to prepare appraisals of the Partnership's and certain of its affiliates' properties. Since January 1, 1992, the aggregate compensation received by Abrams from the Partnership and its affiliates is $68,190. One of the individuals who assisted in the preparation of the December 1993 Appraisals subsequently became an employee of Nooney Krombach Company.

LACK OF APPRAISAL RIGHTS

       Limited Partners who dissent from the vote of Limited Partners whose combined Capital Contributions represent at least a majority of the total Capital Contributions of the Limited Partners do not have any appraisal rights under Missouri law or under the terms of the Partnership Agreement.

               NOONEY INCOME FUND LTD. II, L.P.

               PRO FORMA FINANCIAL INFORMATION
                          (Unaudited)

The information in the pro forma consolidated balance sheet and statement of operations include capitalized terms which are defined elsewhere within this consent statement.


This unaudited pro forma consolidated balance sheet as of March 31, 1995 and unaudited pro forma consolidated statements of operations for the three months ended March 31, 1995 and the year ended December 31, 1994 assume completion of the following transactions: (i) the purchase of the Acquisition Interests and related financing contemplated within this consent statement and assumption of operations at that time and (ii) approval by limited partners of amendments to the partnership documents required in connection with the purchase and related financing. The pro forma consolidated balance sheet was prepared as if the transactions occurred March 31, 1995. The pro forma consolidated statement of operations were prepared as if the transactions occurred at the beginning of the period presented.


The pro forma financial results are not necessarily indicative of what the actual financial position of Nooney Income Fund Ltd. II, L.P. (the "Partnership") would have been as of the dates indicated, nor does it purport to present the Partnership's future financial position. In management's opinion, all adjustments necessary to reflect effects of the purchase and related financing have been made.

NOONEY INCOME FUND LTD. II, L.P.
(A LIMITED PARTNERSHIP)


PRO FORMA CONSOLIDATED BALANCE SHEET
MARCH 31, 1995 (UNAUDITED)
----------------------------------------------------------------------------------------------------------------------------

                                                                     PRO FORMA ADJUSTMENTS
                                                              -------------------------------------
                                              NIF II           ACQUISITION                                 NIF II
                                            HISTORICAL          INTERESTS               OTHER             PRO FORMA

ASSETS                                        <FA>

Cash and cash equivalents                  $ 1,142,753        $  220,199  <FD>       $     -            $ 1,362,952
Accounts receivable                            174,325            84,995  <FD>                              259,320

Investment property:
  Land and improvements                      1,674,836         1,971,404  <FB>           55,686  <FE>     3,701,926
  Buildings                                 10,261,598         5,160,851  <FB>          167,059  <FE>    15,589,508
                                           -----------        ----------             ----------         -----------
                                            11,936,434         7,132,255                222,745          19,291,434

Less-accumulated depreciation                4,232,123                                                    4,232,123
                                           -----------        ----------             ----------         -----------
                                             7,704,311         7,132,255                222,745          15,059,311

Deferred expenses:
  Lease commissions                             85,223            44,280  <FD>             -                129,503
  Deferred debt issuance                                          60,000  <FC>                               60,000
                                           -----------        ----------             ----------         -----------
TOTAL                                      $ 9,106,612        $7,541,729             $  222,745         $16,871,086
                                           ===========        ==========             ==========         ===========

LIABILITIES AND
  PARTNERS' EQUITY

Mortgage note payable                      $      -           $7,190,000  <FB>       $     -            $ 7,190,000
Accounts payable and
  accrued expenses                              48,664            35,820  <FD>          233,000  <FE>       317,484
Accrued real estate taxes                      238,205           221,523  <FD>                              459,728
Accrued sewer expenses                          22,500            39,600  <FD>                               62,100
Refundable tenant deposits                      63,325            54,786  <FD>                              118,111
                                           -----------        ----------             ----------         -----------

    Total liabilities                          372,694         7,541,729                233,000           8,147,423
                                           -----------        ----------             ----------         -----------

PARTNERS' EQUITY                             8,733,918              -                   (10,255) <FE>     8,723,663
                                           -----------        ----------             ----------         -----------

TOTAL                                      $ 9,106,612        $7,541,729             $  222,745         $16,871,086
                                           ===========        ==========             ==========         ===========

See notes to pro forma consolidated balance sheet.

                                    21

NOONEY INCOME FUND LTD. II, L.P.
(A LIMITED PARTNERSHIP)

NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
MARCH 31, 1995 (UNAUDITED)
-------------------------------------------------------------------------------
<FA>   Reflects the historical financial position of Nooney Income
       Fund Ltd. II, L.P. as of March 31, 1995.

<FB>   Reflects the purchase of 50% interest in Countryside
       Executive Center, 55% interest in NorthCreek Office Park, and 55% interest in Wards Corner Business Center for a combined price of $7,190,000 using proceeds from the mortgage loan provided by an affiliate of the seller. It is anticipated that the Partnership will assume operations from the date of purchase. Accordingly, in allocating the purchase price, the excess of assets over liabilities were allocated to the investment property.

<FC>   Reflects payment of $60,000 of deferred financing costs to the mortgage lender in connection with the new mortgage debt. Deferred financing costs are payable on the closing date of the loan and will be amortized over five years for financial reporting purposes.

<FD>   Reflects the transfer of assets and liabilities from the
       seller.

<FE>   Estimated costs and expenses incurred in connection with the purchase of the Acquisition Interests consist of professional fees of $135,000, printing and mailing costs of $3,000, an acquisition/financing fee of $75,000 to Nooney Krombach Company, an affiliate of the general partners of Nooney Income Fund Ltd. II, L.P., and $20,000 of seller and lender expenses as provided in the loan commitment and the sale and purchase agreement. To the extent possible, based upon estimated net realizable values, the expenses were allocated to the investment property as indicated. The remainder was expensed as the investment property had been written up to its realizable value.

NOONEY INCOME FUND LTD. II, L.P.
(A LIMITED PARTNERSHIP)

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 1995 (UNAUDITED)
-----------------------------------------------------------------------------------------------------------------------------------

                                                                             THREE MONTHS ENDED MARCH 31, 1995
                                                          ---------------------------------------------------------------------
                                                                               PRO FORMA ADJUSTMENTS
                                                                            ---------------------------               NIF II
                                                            NIF II          ACQUISITION                            CONSOLIDATED
                                                          HISTORICAL         INTERESTS            OTHER              PRO FORMA
                                                             <FA>              <FB>
REVENUES:
 Rental and other income                                 $  450,131         $  385,847         $     -               $835,978
 Interest                                                     9,498                                                     9,498
                                                         ----------         ----------         ----------            --------

       Total revenues                                       459,629            385,847               -                845,476

EXPENSES:
 Interest                                                      -                  -               178,256   <FC>      178,256
 Depreciation and amortization                              112,788                                65,715   <FD>      178,503
 Real estate taxes                                           89,248             74,249                                163,497
 Property management fees                                    27,589             23,610                                 51,199
 Repairs and maintenance                                     23,727             23,173                                 46,900
 Partnership management services                              6,250                                                     6,250
 Other operating expenses                                   155,195             82,710              3,750   <FE>      241,655
                                                         ----------         ----------         ----------            --------

       Total expenses                                       414,797            203,742            247,721             866,260
                                                         ----------         ----------         ----------            --------

NET INCOME (LOSS)                                        $   44,832         $  182,105         $ (247,721)           $(20,784)
                                                         ==========         ==========         ==========            ========

NET INCOME ALLOCATION: <FF>
 General partners                                        $      448                                                  $   (208)
 Limited partners                                        $   44,384                                                  $(20,576)

LIMITED PARTNERS DATA: <FF>
 Net income per unit                                     $     2.31                                                  $   (1.07)
                                                         ==========                                                  =========
 Weighted average limited partnership
  units outstanding                                          19,221                                                     19,221
                                                         ==========                                                  =========

See notes to pro forma consolidated statement of operations.


                                    23


NOONEY INCOME FUND LTD. II, L.P.
(A LIMITED PARTNERSHIP)

NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 1995 (UNAUDITED)
-------------------------------------------------------------------------------

<FA>   Reflects the historical results of operations of Nooney
       Income Fund Ltd. II, L.P. as of March 31, 1995.

<FB>   Reflects operations assuming the purchase of 50% of
       Countryside Executive Center, 55% of NorthCreek Office Park, and 55% of Wards Corner Business Center.

<FC>   Reflects interest on the new mortgage debt of $7,190,000
       plus amortization ($3,000) of the new mortgage debt deferred financing costs. The mortgage note interest rate is equal to the Lender's corporate base rate (CBR) plus 3/4%. Such rate will change simultaneously with any change in the CBR. A CBR of 9% as of May 17, 1995 was used in this calculation. A 1/8% change in the rate would change this amount by $2,247.

<FD>   Reflects additional depreciation ($60,545) attributable to the Acquisition Interests and amortization ($5,170) of lease commissions.

<FE>   Represents additional professional expenses attributable to the cost of owning the Acquisition Interests.

<FF>   Under the terms of the Partnership Agreement, Net Operating
       Cash Income (as defined) is to be distributed quarterly as follows: (i) 90% to the limited partners, (ii) 9% to the individual general partners as their annual Partnership Management Fee and (iii) 1% to the individual general partners.

       In the event it is determined after the close of a fiscal year that the limited partners have not received their 7-1/2% non-cumulative preference as defined in the Partnership Agreement, then the individual general partners return to the partnership (for payment to the limited partners) a portion of their distributions received as their 9% annual Partnership Management Fee until the limited partners have received their 7-1/2% non-cumulative preference. The individual general partners are not required to return any amount in excess of 1/2 of the 9% Partnership Management Fee received. If Net Operating Cash Income for any fiscal year is not sufficient to pay the limited partners any portion of their 7-1/2% non-cumulative preference, the unpaid amount does not accrue to future fiscal years. The annual Partnership Management Fee is a cumulative preference. The preferential return can be distributed only through cash distributed as a result of a Major Capital Event (as defined) or cash distributed upon dissolution of the partnership. Such preferred distribution is only allowed after the general and limited partners receive amounts equal to their adjusted capital accounts and the limited partners receive an 11% cumulative return. Through March 31, 1995, Partnership Management Fees totaling $225,415 have not been paid under the limitations stated above. Based upon the priorities of cash to be distributed, management believes that the likelihood of payment of the $225,415 is remote and therefore was not accrued on the balance sheet.

       The calculation of partnership management fees for the period January 1, 1994 - March 31, 1995 is as follows:


     Unaccrued, unpaid partnership management fee as of
      December 31, 1993                                                              $207,395
       Additional partnership management fees (1/1/94-3/31/95):
        NOC I distributed                                           $400,437
        9% x 50%                                                         4.5 %         18,020
                                                                    --------         --------

     Unaccrued, unpaid partnership management fee as of
      March 31, 1995                                                                 $225,415
                                                                                     ========

   Limited partnership per unit computations are based on the weighted average number of limited partnership units outstanding during the period.

NOONEY INCOME FUND LTD. II, L.P.
(A LIMITED PARTNERSHIP)

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1994 (UNAUDITED)
----------------------------------------------------------------------------------------------------------------------------

                                                                   YEAR ENDED DECEMBER 31, 1994
                                           ---------------------------------------------------------------------------------
                                                                     PRO FORMA ADJUSTMENTS
                                                              -------------------------------------
                                                                                                           NIF II
                                              NIF II           ACQUISITION                              CONSOLIDATED
                                            HISTORICAL          INTERESTS               OTHER             PRO FORMA

                                               <FA>               <FB>

REVENUES:
  Rental and other income                  $1,729,872         $1,456,795             $     -            $3,186,667
  Interest                                     23,494                                                       23,494
                                           ----------         ----------             ---------          ----------
    Total revenues                          1,753,366          1,456,795                   -             3,210,161

EXPENSES:
  Interest                                       -                  -                  713,025  <FC>       713,025
  Depreciation and amortization               459,247                                  265,229  <FD>       724,476
  Real estate taxes                           331,245            287,106                                   618,351
  Property management fees                    105,854             88,847                                   194,701
  Repairs and maintenance                     118,850            110,053                                   228,903
  Partnership management services              25,000                                                       25,000
  Other operating expenses                    459,124            283,175                15,000  <FE>       757,299
                                           ----------         ----------             ---------          ----------
    Total expenses                          1,499,320            769,181               993,254           3,261,755
                                           ----------         ----------             ---------          ----------
NET INCOME (LOSS)                          $  254,046         $  687,614             $(993,254)         $  (51,594)
                                           ==========         ==========             =========          ==========
NET INCOME (LOSS)
  ALLOCATION: <FF>
  General partners                         $   20,380                                                   $   17,324
  Limited partners                         $  233,666                                                   $  (68,918)

LIMITED PARTNERS DATA: <FF>
  Net income (loss) per unit               $    12.16                                                   $    (3.59)
                                           ==========                                                   ==========
  Weighted average limited partnership
   units outstanding                           19,221                                                       19,221
                                           ==========                                                   ==========

See notes to pro forma consolidated statement of operations.


                                    26

   NOONEY INCOME FUND LTD. II, L.P.
   (A LIMITED PARTNERSHIP)

NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1994 (UNAUDITED)
-------------------------------------------------------------------------------

<FA>   Reflects the historical results of operations of Nooney
       Income Fund Ltd. II, L.P. as of December 31, 1994.

<FB>   Reflects operations assuming the purchase of 50% of
       Countryside Executive Center, 55% of NorthCreek Office Park, and 55% of Wards Corner Business Center.

<FC>   Reflects interest on the new mortgage debt of $7,190,000
       plus amortization ($12,000) of the new mortgage debt deferred financing costs. The mortgage note interest rate is equal to the Lender's corporate base rate (CBR) plus 3/4%. Such rate will change simultaneously with any change in the CBR. A CBR of 9% as of May 17, 1995 was used in this calculation. A 1/8% change in the rate would change this amount by $8,988.

<FD>   Reflects additional depreciation ($238,108) attributable to the Acquisition Interests and amortization ($27,121) of lease commissions.

<FE>   Represents additional professional expenses attributable to the cost of owning the Acquisition Interests.

<FF>   Under the terms of the Partnership Agreement, Net Operating
       Cash Income (as defined) is to be distributed quarterly as follows: (i) 90% to the limited partners, (ii) 9% to the individual general partners as their annual Partnership Management Fee and (iii) 1% to the individual general partners.

       In the event it is determined after the close of a fiscal year that the limited partners have not received their 7-1/2% non-cumulative preference as defined in the Partnership Agreement, then the individual general partners return to the partnership (for payment to the limited partners) a portion of their distributions received as their 9% annual Partnership Management Fee until the limited partners have received their 7-1/2% non-cumulative preference. The individual general partners are not required to return any amount in excess of 1/2 of the 9% Partnership Management Fee received. If Net Operating Cash Income for any fiscal year is not sufficient to pay the limited partners any portion of their 7-1/2% non-cumulative preference, the unpaid amount does not accrue to future fiscal years. The annual Partnership Management Fee is a cumulative preference. The preferential return can be distributed only through cash distributed as a result of a Major Capital Event (as defined) or cash distributed upon dissolution of the partnership. Such preferred distribution is only allowed after the general and limited partners receive amounts equal to their adjusted capital accounts and the limited partners receive an 11% cumulative return. Through December 31, 1994, Partnership Management Fees totaling $225,415 have not been paid under the limitations stated above. Based upon the priorities of cash to be distributed, management believes that the likelihood of payment of the $225,415 is remote and therefore was not accrued on the balance sheet.

       The calculation of partnership management fees for the year ended December 31, 1994 is as follows:

     Unaccrued, unpaid partnership management fee as of
      December 31, 1993                                                              $207,395
       Additional partnership management fees (1/1/94-12/31/94):
        NOC I distributed                                           $400,437
        9% x 50%                                                         4.5 %         18,020
                                                                    --------         --------

     Unaccrued, unpaid partnership management fee as of
      December 31, 1994                                                              $225,415
                                                                                     ========


   Limited partnership per unit computations are based on the weighted average number of limited partnership units outstanding during the period.

INDEPENDENT AUDITORS' REPORT
To the Partners of
 Nooney Income Fund Ltd. II, L.P.:

We have audited the accompanying combined Historical Summaries of Revenues and Certain Expenses (the Historical Summaries) of the Acquisition Properties as described in Note 1, for the year ended December 31, 1994. The Historical Summaries are the responsibility of the Nooney Income Fund Ltd. II, L.P.'s general partners. Our responsibility is to express an opinion on the Historical Summaries based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries. An audit also includes assessing the accounting principles used and the significant estimates made by the Nooney Income Fund Ltd. II, L.P.'s general partners, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the consent statement of Nooney Income Fund Ltd. II, L.P. on Schedule 14A as described in Note 1 and is not intended to be a complete presentation of the Acquisition Properties' revenues and expenses.

In our opinion, the Historical Summaries referred to above present fairly, in all material respects, the combined revenue and certain expenses described in Note 1 of the Acquisition Properties for the year ended December 31, 1994, in conformity with generally accepted accounting principles.


May 1, 1995

ACQUISITION PROPERTIES


COMBINED HISTORICAL SUMMARIES OF REVENUES AND CERTAIN EXPENSES
FOR THREE MONTHS ENDED MARCH 31, 1995 (UNAUDITED)
----------------------------------------------------------------------------------------------------------------------------

                                                            THREE MONTHS ENDED
                                                              MARCH 31, 1995
                                                ------------------------------------------------
                                                               NOONEY INCOME
                                                               FUND LTD. II,
                                                ACQUISITION        L.P.
                                                 INTERESTS      INTERESTS         TOTAL

REVENUES-Rental and other income                 $385,847        $342,053        $727,900

CERTAIN EXPENSES:
  Real estate taxes                                74,249          68,841         143,090
  Property management fees                         23,610          20,923          44,533
  Repairs and maintenance                          23,173          21,296          44,469
  Other operating expenses                         82,710          74,531         157,241
                                                 --------        --------        --------

    Total certain expenses                        203,742         185,591         389,333
                                                 --------        --------        --------

REVENUES IN EXCESS OF CERTAIN
 EXPENSES                                        $182,105        $156,462        $338,567
                                                 ========        ========        ========

See notes to historical summaries of revenues and certain expenses.

ACQUISITION PROPERTIES

COMBINED HISTORICAL SUMMARIES OF REVENUES AND CERTAIN EXPENSES
YEAR ENDED DECEMBER 31, 1994
----------------------------------------------------------------------------------------------------------------------------

                                                                YEAR ENDED
                                                             DECEMBER 31, 1994
                                                ------------------------------------------------
                                                               NOONEY INCOME
                                                               FUND LTD. II,       TOTAL
                                                ACQUISITION        L.P.         ACQUISITION
                                                 INTERESTS      INTERESTS        PROPERTIES

REVENUES-Rental and other income                 $1,456,795      $1,291,638      $2,748,433

CERTAIN EXPENSES:
  Real estate taxes                                 287,106         264,787         551,893
  Property management fees                           88,847          79,479         168,326
  Repairs and maintenance                           110,053          98,793         208,846
  Other operating expenses                          283,175         254,918         538,093
                                                 ----------      ----------      ----------

    Total certain expenses                          769,181         697,977       1,467,158
                                                 ----------      ----------      ----------

REVENUES IN EXCESS OF CERTAIN
 EXPENSES                                        $  687,614      $  593,661      $1,281,275
                                                 ==========      ==========      ==========

See notes to historical summaries of revenues and certain expenses.

ACQUISITION PROPERTIES


NOTES TO COMBINED HISTORICAL SUMMARIES OF REVENUES AND CERTAIN EXPENSES FOR THE THREE MONTHS ENDED MARCH 31, 1995 (UNAUDITED) AND THE
YEAR ENDED DECEMBER 31, 1994



-------------------------------------------------------------------------------

1. BASIS OF PRESENTATION

   Nooney Income Fund Ltd. II, L.P. (a limited partnership) currently owns a 50% interest in Countryside Executive Center, a 45% interest in NorthCreek Office Park, and a 45% interest in Wards Corner Business Center. Nooney Income Fund Ltd. II, L.P. has entered into an agreement with a subsidiary of a bank to purchase the remaining interests in these properties subject to approval of the limited partners. The Acquisition Properties are comprised of Countryside Executive Center located in Palatine, Illinois, which was constructed in 1975, NorthCreek Office Park located in Cincinnati, Ohio, which was constructed from 1984 to 1986 and Wards Corner Business Center located in Cincinnati, Ohio, which was constructed in 1985. Accordingly, the combined historical summaries of revenues and certain expenses reflects both the proportional share of the Acquisition Properties currently owned by Nooney Income Fund Ltd. II, L.P. and the remaining percentage interest to be acquired (Acquisition Interests). The combined historical summaries of revenues and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the consent statement of Nooney Income Fund Ltd. II, L.P. on Schedule 14A.

   The accompanying combined historical summaries of revenues and certain expenses are not representative of the actual operations for the periods presented, as certain revenues and expenses, the amounts of which would not be comparable to those resulting from the proposed future operations of the Acquisition Properties, have been excluded. The expenses excluded consist of interest, depreciation, amortization and fees for administrative and auditing and legal services. The combined historical summaries of revenues and certain expenses does incorporate rental revenues including that attributable to expense reimbursements and other income reduced by certain expenses defined to include real estate taxes, repairs and maintenance, professional services, property management fees and other operating expenses. The combined historical summaries of revenues and certain expenses are prepared on the accrual basis.




   The interim combined historical summary of revenues and certain expenses for the three months ended March 31, 1995 is unaudited, however, in the opinion of management, all adjustments consisting solely of normal recurring adjustments, necessary for a fair presentation have been included. Revenue in excess of certain expenses for the interim period is not necessarily indicative of the results of the full year.


2. OPERATING LEASES

   Lease agreements are accounted for as operating leases and rentals from such leases are reported as revenues ratably over the terms of the leases. Certain lease agreements provide for rent concessions. The aggregate rental income increase resulting from recognition of rental income not yet due under the terms of the lease for the year ended December 31, 1994 was $91,365 ($49,223 for Acquisition Interests and $42,142 for Nooney Income Fund Ltd. II, L.P. interests).

   Included in rental and other income are amounts received from tenants under provisions of lease agreements which require the tenants to pay additional rent equal to specified portions of certain expenses such as real estate taxes, insurance, utilities and common area maintenance. The income is recorded in the same period that the related expense is incurred.

   Minimum future revenues under noncancelable leases for the Acquisition Properties in effect as of December 31, 1994 are as follows:

                                                      TOTAL
                                                 (IN THOUSANDS)
        1995                                         $2,304
        1996                                          1,850
        1997                                            909
        1998                                            527
        1999                                            355
        Remainder                                     1,233
                                                     ------
              Total                                  $7,178
                                                     ======


3. PROPERTY MANAGEMENT FEES

   Nooney Krombach Company, an affiliate of Nooney Income Fund Ltd. II, L.P. general partners, manages the partnership's real estate for a management fee. The general partners of Nooney Income Fund Ltd. II, L.P. intend to modify the current management contract to include the new interests acquired at the same rate currently charged to the Acquisition Interests and to Nooney Income Fund Ltd. II, L.P.

ACQUISITION INTERESTS


ESTIMATED PRO FORMA STATEMENT OF TAX OPERATING LOSS AND OF CASH
PROVIDED BY OPERATIONS
FOR THE TWELVE MONTHS ENDED MARCH 31, 1995 (UNAUDITED)
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                   ACQUISITION
ESTIMATED PRO FORMA STATEMENT OF TAX OPERATING LOSS                                                 INTERESTS
Revenues in excess of certain expenses for the year ended December 31, 1994 (Note 2)                $ 687,614

Less - revenues in excess of certain expenses for the three months ended March 31, 1994               146,006

Plus - revenues in excess of certain expenses for the three months ended March 31, 1995               182,105
                                                                                                    ---------
Revenues in excess of certain expenses for the twelve month period ended March 31, 1995               723,713
                                                                                                    ---------

Pro forma adjustments (Note 3):

  Less:
     Tax depreciation and amortization                                                                156,551
     Mortgage interest                                                                                713,025
     Professional fees                                                                                 15,000
     Prepaid rents not recognized for income tax purposes                                               3,146
                                                                                                    ---------
                                                                                                      887,722
                                                                                                    ---------
  Add - Rent concessions not recognized for income tax purposes                                        49,343
                                                                                                    ---------
  Pro forma tax operating loss                                                                      $(114,666)
                                                                                                    =========
ESTIMATED PRO FORMA STATEMENT OF CASH PROVIDED BY OPERATIONS

Pro forma tax operating loss, as above                                                              $(114,666)

Add - tax depreciation and amortization (Note 3)                                                      156,551
                                                                                                    ---------
Pro forma cash provided by operations                                                               $  41,885
                                                                                                    =========
See notes to estimated pro forma statement of tax operating loss and of cash provided by operations.

ACQUISITION INTERESTS

NOTES TO ESTIMATED PRO FORMA STATEMENT OF TAX OPERATING LOSS
AND OF CASH PROVIDED BY OPERATIONS
FOR THE TWELVE MONTH PERIOD ENDED MARCH 31, 1995 (UNAUDITED)

-------------------------------------------------------------------------------

1. BASIS OF PRESENTATION

   The Estimated Twelve-Month Pro Forma Statement of Tax Operating Loss and of Cash Provided by Operations reflects amounts attributable to the Acquisition Interests only and does not purport to estimate the tax operating loss or cash provided by operations of the Acquisition Properties as a whole or of Nooney Income Fund Ltd. II, L.P.

   The Estimated Twelve-Month Pro Forma Statement of Tax Operating Loss and of Cash Provided by Operations does not purport to forecast actual operating results for any period in the future, and thus, there can be no assurance that the assumptions are valid for future years, or that such results will be obtained. These statements should be read in conjunction with the Combined Historical Summaries of Revenues and Certain Expenses appearing elsewhere in this Proxy.

2. REVENUES IN EXCESS OF CERTAIN EXPENSES

   The revenues in excess of certain expenses is based upon the year ended December 31, 1994 as contained in the Combined
   Historical Summaries of Revenues and Certain Expenses appearing elsewhere in this Proxy.

3. PRO FORMA ADJUSTMENTS


   TAX DEPRECIATION AND AMORTIZATION - Depreciation of investment property has been determined using the Modified Accelerated Cost Recovery System as amended by the Revenue Reconciliation Act of 1993. The computation of depreciation is based upon the cost of the property (excluding land) to Nooney Income Fund Ltd. II, L.P. of $5,204,000. Such depreciation will not necessarily be the same as depreciation determined under generally accepted accounting principles. Amortization of acquisition costs of $95,000 has been provided using the straight-line method over the tax life of the property. Such costs were recorded as an expense for financial statement purposes. Amortization of lease commissions of $20,680 has been provided by amortizing ratably over the lease term. This method is the same for financial statement and tax purposes.

   MORTGAGE INTEREST AND PRINCIPAL PAYMENTS - Mortgage interest relates to the $7,190,000 loan to be obtained to finance the purchase of the Acquisition Interests and amortization of loan origination fees of $60,000 has been provided using the straight-line method over the life of the related loan which is five years. Such amortization will be the same under generally accepted accounting principles. The mortgage note will provide for interest at a rate equal to the lender's corporate base rate
   (CBR) plus 3/4%. Such rate will change simultaneously with any change in the CBR. A CBR of 9% was used in this calculation. A 1/8% change in the rate would change this amount by $8,988. Principal payments on the mortgage note will begin thirteen months after the loan closing date, therefore, no principal payments have been provided for in the estimate of cash provided by operations.

   RENT CONCESSIONS NOT RECOGNIZED FOR INCOME TAX PURPOSES - Rent concessions are includable in taxable income in the year rents are received. Such rents are recognized ratably over the lease terms under generally accepted accounting principals.

   PREPAID RENTS NOT RECOGNIZED FOR INCOME TAX PURPOSES - Rents recorded in advance of receipt are excluded from taxable income. They are recognized ratably over the lease term for generally accepted accounting principles.

   PROFESSIONAL FEES - Represents additional professional expenses attributable to the cost of owning the Acquisition Interests.

                            * * * * * *

              CERTAIN FEDERAL INCOME TAX CONSEQUENCES

       As a result of the Transaction, there will be no change in the income tax consequences to an individual Limited Partner.

       The proposed purchase of the Acquisition Interests subject to a mortgage gives rise to unrelated business taxable income for the tax-exempt partners of the Partnership (i.e., qualified plans and IRAs). While qualified plans and IRAs are generally exempt from federal income taxation, they are subject to taxes on their "unrelated business taxable income" at the same rate as regular trusts to the extent such income exceeds $1,000 during any taxable year. "Unrelated business taxable income" means the net income derived from any regularly conducted "unrelated trade or business." Since the Partnership is treated as regularly carrying on a trade or business, any qualified plan or IRA which is a partner in the Partnership will be considered as regularly carrying on an "unrelated trade or business" and will have to compute any unrelated business taxable income with reference to its distributive share of Partnership income, gain, loss, deduction, credit and tax preference items.

       In particular, income and deductions from debt-financed property must be included in unrelated business taxable income. Debt-financed property is defined generally as income-producing property on which there is "acquisition indebtedness" (meaning indebtedness incurred in acquiring or improving property or, in certain cases, indebtedness incurred after such acquisition or improvement). Although the Partnership does not currently have any indebtedness associated with the purchase of its properties, it does intend to incur indebtedness in connection with the purchase of the Acquisition Interests.

       Because the Acquisition Interests in the proposed transaction are being acquired subject to a mortgage on the Acquisition Properties, the amount of indebtedness secured by the mortgage is considered an indebtedness of the Partnership incurred in acquiring the Acquisition Interests. Thus, each qualified plan or IRA invested in the Partnership will be required to include as gross income from an unrelated trade or business an amount which is the same percentage of its distributive share of the Partnership's rental income and gain derived from the Acquisition Properties as (A) the Partnership's average acquisition indebtedness with respect to the Acquisition Properties is of (B) the Partnership's average adjusted basis in the Acquisition Properties for the taxable year. Additionally, if the Acquisition Properties are sold or otherwise disposed of, each qualified plan or IRA invested in the Partnership must include in computing its unrelated business taxable income an amount which is the same percentage of its distributive share of gain (or loss) derived from such sale or disposition as (A) the highest acquisition indebtedness with respect to the Acquisition Properties during the 12-month period preceding the date of disposition is of (B) the average adjusted basis of such Properties.

       Although rents from real property and gains from the disposition of such property are generally excluded in computing "unrelated business taxable income," this exclusion does not apply to the proposed transaction, since the Acquisition Interests being purchased are debt-financed. The qualified plan or IRA and its participants and beneficiaries will not be able to obtain any current tax savings from Partnership losses allocated to the qualified plan or IRA unless the qualified plan or IRA has unrelated business taxable income from other sources. However, the qualified plan or IRA may be able to treat such Partnership losses as a net operating loss carryover or carryback or passive loss carryover deductible against future or prior period unrelated business taxable income, including Partnership income.


       Qualified plans and IRAs are urged to consult their tax advisors for further information on the effects of the proposed transaction on their particular situations.

  BUSINESS, MANAGEMENT AND SECURITY OWNERSHIP OF THE PARTNERSHIP

BUSINESS

       Nooney Income Fund Ltd. II, L.P. is a limited partnership formed under the Missouri Uniform Limited Partnership Law on February 12, 1985 to invest in income-producing real properties such as shopping centers, office buildings, office/warehouse properties and other commercial properties. The Partnership originally invested in five real properties, which the Partnership continues to own and operate.

       In addition to its percentage interests in the Acquisition Properties (described above under "SPECIAL FACTORSDescription of the Acquisition Properties" above), the Partnership has interests in two other properties. The Partnership owns a 24% interest as a tenant-in-common in Leawood Fountain Plaza, a three building office complex in Leawood, Kansas. The buildings contain an aggregate of approximately 82,000 net rentable square feet of office space and are located on a 7.9 acre site that provides paved parking for 403 cars. The purchase price of the complex was $8,111,269, of which the Partnership paid $1,946,705 for its 24% interest. The remaining 76% interest is owned by Nooney Income Fund Ltd., L.P., an affiliate of the Partnership. The Partnership also owns 100% of Tower Industrial Building, an office warehouse located in Mundelein, Illinois, a suburb of Chicago. The building contains approximately 42,000 net rentable square feet and is situated on a 3 acre site that provides parking for 140 cars. The entire building is leased by one tenant. The Partnership paid $1,150,000 for the property.

       The Partnership's primary investment objectives are to preserve and protect the Limited Partners' capital, provide the maximum possible cash distributions to the Partners, and provide for capital growth through appreciation in the value of the Partnership properties. The Partnership's term is until December 31, 2085. The Partnership is intended to be self-liquidating. The Partnership's policy is that proceeds from the sale or financing of the Partnership's real property investment will not be invested in new properties but will be distributed to the Partners or, at the discretion of the General Partners, applied to capital improvements to, or the payment of indebtedness with respect to, existing properties, the payment of other expenses or the establishment of reserves. It was originally anticipated that the Partnership would sell its properties within approximately five to ten years after their acquisition. Since the Partnership acquired its properties, however, investment real estate has been subject to declining market conditions. Until such time as market conditions may improve and profitable sale of the properties may be feasible, the Partnership will continue to manage its properties.

       The business in which the Partnership is engaged is highly competitive. The Partnership's investment properties are located in or near major urban areas and are subject to competition from other similar types of properties in such areas. The Partnership competes for tenants for its properties with numerous other real estate limited partnerships, as well as with individuals, corporations, real estate investment trusts and other entities engaged in real estate investment activities. Such competition is based on such factors as location, rent schedules and services and amenities provided.

MANAGEMENT

       The Partnership has no employees. The managing General Partners of the Partnership responsible for all aspects of the Partnership's operations are Gregory J. Nooney, Jr. and Nooney Income Investments Two, Inc. Gregory J. Nooney, Jr., age 64, joined Nooney Company in 1954 and has served as Chairman of the Board and Chief Executive Officer since 1983. Nooney Income Investments Two, Inc. was formed in November 1984 for the purpose of being a general and/or limited partner in the

Partnership and other limited partnerships. Gregory J. Nooney, Jr. is Chairman of the Board, Chief Executive Officer and a director of Nooney Income Investments Two, Inc. The voting securities of Nooney
Income Investments Two, Inc. are owned 75% by Nooney Company and
25% by Edward D. Jones & Co.  John J. Nooney, age 55, is a
Special General Partner and, as such, does not exercise any control of the affairs of the Partnership. The views and recommendations of the General Partners contained in this Proxy
Statement are only those of the managing General Partners.


       Property management services for the Partnership's investment properties are provided by Nooney Krombach Company, an affiliate of the managing General Partners, for which it receives a management fee based on the gross revenues from the properties. During 1994, the Partnership paid Nooney Krombach Company a property management fee of $105,854, plus $25,000 for certain administrative services (such as accounting, issuing and transferring of Units, data processing, investor communications). Pursuant to the Partnership Agreement, the Partnership also pays 9% of Net Operating Cash Income to the individual General Partners and their designees. Under the terms of the Partnership Agreement, the payment of a portion of such amount is subordinated to certain payments to the Limited Partners.
Through March 31, 1995, a total of $225,415 was not distributed as a result of this limitation.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       To the knowledge of the Partnership, (i) no person is the beneficial owner of more than 5% of the outstanding interests of the Partnership, (ii) none of the General Partners is the beneficial owner, either directly or indirectly, of any interests in the Partnership, and (iii) there are not arrangements known to Partnership, the operation of which may at a subsequent date result in a change in control of the Partnership.

    OTHER MATTERS WITH RESPECT TO THE CONSENT SOLICITATION

VOTING RIGHTS


       The record date for the determination of the Limited
Partners entitled to consent by ballot on the Proposal has been fixed as the close of business on June 30, 1995.

       In order for a consent to be counted, it must be returned on the enclosed ballot and received by the Partnership on or before September 21, 1995. Consents may be returned by mail in the return envelope provided.


REVOCABILITY OF CONSENTS


       Any Limited Partner who executes and delivers a consent has the right to revoke such consent, and may do so by mail received by the Partnership on or before September 21, 1995.


VOTE REQUIRED TO APPROVE THE PROPOSAL

       Pursuant to Section 10.10 of the Partnership Agreement, the Partnership Agreement may be amended by the General Partners with the prior Consent of the Limited Partners. "Consent of the Limited Partners' means the written consent or vote to do the act or to do the thing for which the consent or vote is solicited of so many of the Limited Partners whose combined Capital Contributions represent at least a majority of the total Capital Contributions of the Limited Partners." Abstentions will be counted as votes against the Proposal.


       As of the close of business on June 30, 1995, the record date, the total Capital Contributions of the Limited Partners was $19,221,000. Thus, Limited Partners holding at least $9,611,000 of the Capital Contributions of the Limited Partners must approve the Amendment (and hence the related purchase of the Acquisition Interests).


       No person is known to the Partnership to be the beneficial owner of more than 5% of the outstanding Limited Partnership Interests of the Partnership. None of the General Partners is known to the Partnership to be the beneficial owner, either directly or indirectly, of any Limited Partnership Interests in the Partnership.

SOLICITATION OF CONSENTS

       This consent is being solicited by mail on behalf of the Partnership by the General Partners. Further solicitations of consent may be made in person or by mail, telephone, facsimile or telegram by the General Partners or their affiliates. Such persons will not be specifically compensated for such services, but will be reimbursed by the Partnership for their out-of-pocket expenses. The entire cost of the consent solicitation will be borne by the Partnership.

                          LIMITED PARTNER CONSENT FORM

                        NOONEY INCOME FUND LTD. II, L.P.
                            7701 FORSYTH BOULEVARD
                         ST. LOUIS, MISSOURI  63105

THIS CONSENT IS SOLICITED ON BEHALF OF THE PARTNERSHIP BY THE
GENERAL PARTNERS OF THE PARTNERSHIP


       The undersigned, a Limited Partner of Nooney Income Fund Ltd. II, L.P., a Missouri limited partnership (the "Partnership"), hereby consents (unless otherwise specified below) to the following proposal:

       To amend Section 5.1D(iii) of the Partnership's Amended and Restated Agreement of Limited Partnership to permit the Partnership to borrow funds on an unsecured or secured basis pursuant to a mortgage or deed of trust on certain of the Partnership's Properties to facilitate the Partnership's acquisition of the interests (held by St. Louis Investment Properties, Inc.) in such Properties where the Partnership is a co-owner of such Properties with St. Louis Investment Properties, Inc., such Properties and the undivided interests to be purchased are Countryside Executive Center (a 50% undivided interest), NorthCreek Office Park (a 55% undivided interest) and Wards Corner Business Center (a 55% undivided interest).

       / / FOR             / / AGAINST               / / ABSTAIN

       THE GENERAL PARTNERS RECOMMEND YOU VOTE FOR THE PROPOSAL.

       The failure to sign and return this Consent will be considered a vote against the Proposal. A Consent marked "Abstain" will also be considered a vote against the Proposal. A signed Consent on which no direction is indicated will be voted FOR the Proposal.


PLEASE MARK, SIGN, DATE AND RETURN THE CONSENT IN THE RETURN
ENVELOPE PROVIDED ON OR BEFORE SEPTEMBER 21, 1995.



                          Dated:----------------------------------------, 1995
                          Please Sign Exactly as Name appears on this Consent.

                          ----------------------------------------------------
                                             (Signature)

                          ----------------------------------------------------
                                        (Signature if held jointly)



                          IMPORTANT: When Units are in two or more names, all should sign. When signing as Executor, Trustee, Guardian or Officer of a Corporation, give full title as such. If a Partnership, please sign in Partnership Name by Authorized Person.